EXHIBIT 32.1
CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. 1350, SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002
     I, F. Stephen Miller, chairman of the board of directors and chief executive officer of SouthEast Bancshares, Inc. (the “Registrant”), do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:
(1)	the quarterly report on Form 10-QSB of the Registrant, to which this certificate is attached as an exhibit (the “Report”), fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.
Dated: August 8, 2007

/s/ F. Stephen Miller

F. Stephen Miller, Chairman of the Board of
Directors and Chief Executive Officer
     I, M. Shellie Fugate, chief financial officer of SouthEast Bancshares, Inc. (the “Registrant”), do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:
(3)	the quarterly report on Form 10-QSB of the Registrant, to which this certificate is attached as an exhibit (the “Report”), fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a)); and

(4)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.
Dated: August 8, 2007

/s/ M. Shellie Fugate

M. Shellie Fugate, Chief Financial Officer

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